UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2014

THE MIDDLEBY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9973	36-3352497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Toastmaster Drive, Elgin, Illinois		60120
(Address of Principal Executive Offices)		(Zip Code)

(847) 741-3300
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)      On February 24, 2014, the Compensation Committee of the board of directors of The Middleby Corporation (the “Company”) approved a form of Restricted Performance Stock Agreement (the “RPSA”) that the Company will use for grants of restricted performance stock to participants under the Company’s 2011 Long-Term Incentive Plan.

The RPSA includes certain performance-based vesting criteria as more fully described therein. The RPSA provides for accelerated vesting of awards upon a Change of Control (as defined in the RPSA) or in the event that the employee is terminated without Cause (as defined in the RPSA).

The foregoing summary of the RPSA is qualified in its entirety by reference to the RPSA, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01         Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Description
10.1	Form of Restricted Performance Stock Agreement for The Middleby Corporation 2011 Long-Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDDLEBY CORPORATION

Dated: March 3, 2014	By:	/s/ Timothy J. FitzGerald
Timothy J. FitzGerald
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Restricted Performance Stock Agreement for The Middleby Corporation 2011 Long-Term Incentive Plan.